New York Life Investments Active ETF Trust 485BPOS

Exhibit (e)(1)(b)

Distribution Agreement (New York Life Investments Active ETF Trust)

Schedule A Amendment to Distribution Agreement

As of the date listed below, the Distribution Agreement between ALPS Distributors, Inc. and New York Life Investments ETF Trust (the “Agreement”) is amended as follows:

1.          APPENDIX A to Exhibit 1 of the Agreement is hereby deleted in its entirety and replaced with the following new APPENDIX A:

APPENDIX A

List of Funds1

Effective as of March 18, 2026

NYLI CBRE Real Assets ETF

NYLI MacKay California Muni Intermediate ETF

NYLI MacKay Core Plus Bond ETF

NYLI MacKay High Income ETF

NYLI MacKay Muni Insured ETF

NYLI MacKay Muni Intermediate ETF

NYLI MacKay Securitized Income ETF

NYLI Winslow Focused Large Cap Growth ETF

NYLI Winslow Large Cap Growth ETF

NYLI MacKay Muni Short Duration ETF

NYLI MacKay Muni Allocation ETF

NYLI International Small-Mid Cap Equity ETF

NYLI Investment Grade CLO ETF

ALPS DISTRIBUTORS, INC.		NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST
By:	/s/ Stephen Kyllo	By:	/s/ Kirk C. Lehneis
Name:	Stephen Kyllo	Name:	Kirk C. Lehneis
Title:	Senior Vice President & Managing Director	Title:	President

1 This Appendix A may be amended upon execution of an amended Appendix A signed by the Parties hereto.

Distribution Agreement Amendment 12